Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 24, 2010, relating to the statement of financial position of Vera Bradley, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Summary Consolidated Financial and Other Data” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana

October 18, 2010